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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): JUNE 2, 1998



                      TROPICAL SPORTSWEAR INT'L CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



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
               FLORIDA                            0-23161                              59-3420305
     (State or Other Jurisdiction         (Commission File Number)         (IRS Employer Identification No.)
          of Incorporation)
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                             4902 WEST WATERS AVENUE
                            TAMPA, FLORIDA 33634-1302
                    (Address of Principal Executive Offices)

                                  813-249-4900
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

       In a press release on June 2, 1998, Tropical Sportswear Int'l Corporation ("Tropical") announced that it intends to offer $125 million of Senior Subordinated Notes due 2008 (the "Offering"). Prior to the Offering, Tropical intends to enter into a $100 million bridge financing facility and a new $85 million senior revolving credit facility. Tropical intends to use borrowings under the bridge financing facility and the new credit facility to (i) finance the acquisition of Farah Incorporated ("Farah") pursuant to a tender offer (the "Tender Offer") for all outstanding shares of Farah's common stock and (ii) repay certain outstanding debt of Tropical and Farah. The net proceeds from the Offering will be used to repay all debt outstanding under the bridge facility and a portion of the debt outstanding under the new credit facility. The Tender Offer will be consummated prior to the closing of the Offering, and the closing of the Offering is conditioned upon consummation of the Tender Offer. In addition, the closing of the Offering is subject to market conditions. The press release issued in connection therewith is filed herewith as Exhibit 99.1.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Exhibits
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         Exhibit No.       Description
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
         99.1              Press Release of Tropical Sportswear Int'l Corporation dated
                           June 2, 1998
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                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           TROPICAL SPORTSWEAR INT'L CORPORATION
                                  (Registrant)



Date:  June 2, 1998        By  /s/ N. Larry McPherson
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                               N. Larry McPherson
                               Executive Vice President - Finance and
                               Operations


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                                INDEX TO EXHIBITS

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Exhibit
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99.1              Press Release of Tropical Sportswear Int'l Corporation dated June 2, 1998
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